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                                EXHIBIT 3.2

                              RESTATED BYLAWS

                               STARTEK, INC.,
                           A DELAWARE CORPORATION


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                              RESTATED BYLAWS
                               STARTEK, INC.,
                           A DELAWARE CORPORATION


                                 ARTICLE I
                                  OFFICES

     SECTION 1. REGISTERED OFFICES. The registered office of the corporation shall be in the City of Wilmington, County of New Castle, State of Delaware.

     SECTION 2. OTHER OFFICES. The corporation may also have offices at such other place or places within and/or outside the State of Delaware as the board of directors of the corporation (the "Board") may determine from time to time or as the business of the corporation may require.


                                      ARTICLE II
                               MEETINGS OF STOCKHOLDERS

     SECTION 1. PLACE OF MEETINGS. Meetings of stockholders shall be held at any place within or outside the State of Delaware as designated by the Board. In the absence of any such designation, stockholders' meetings shall be held at the principal executive office of the corporation.

     SECTION 2. ANNUAL MEETING OF STOCKHOLDERS. The annual meeting of stockholders shall be held each year on a date and at a time designated by the Board.

     SECTION 3. QUORUM; ADJOURNED MEETINGS AND NOTICE THEREOF. A majority of the voting power of the shares of capital stock of the corporation issued and outstanding and entitled to vote at any meeting of stockholders, the holders of which are present in person or represented by proxy, shall constitute a quorum for the transaction of business, except as otherwise provided by law, by the Restated Certificate of Incorporation of the corporation, as amended, restated or supplemented from time to time hereafter (the "Certificate of Incorporation"), or by these Restated Bylaws, as amended, restated or supplemented from time to time hereafter (these "Bylaws"). A quorum, once established, shall not be broken by the withdrawal of enough votes to leave less than a quorum and the votes present may continue to transact business until adjournment. If, however, such quorum shall not be present or represented at any meeting of the stockholders, a majority of the voting power of the shares of capital stock represented in person or by proxy may adjourn the meeting from time to time, without notice other than announcement at the meeting of the time and place of the adjourned meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting,

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a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote thereat.

     SECTION 4. VOTING. When a quorum is present at any meeting, in all matters other than the election of directors, the vote of the holders of stock representing a majority of the voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provision of the Certificate of Incorporation, these Bylaws, or any rule, regulation or statutory provision applicable to the corporation, a different vote is required in which case such express provision shall govern and control the decision of such question. Directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors.

     SECTION 5. PROXIES. At each meeting of the stockholders, each stockholder having the right to vote may vote in person or may authorize another person or persons to act for him by proxy appointed by an instrument in writing subscribed by such stockholder and bearing a date not more than three years prior to said meeting, unless said instrument provides for a longer period. All proxies must be filed with the Secretary of the corporation at the beginning of each meeting in order to be counted in any vote at the meeting. Each stockholder shall have one vote for each share of common stock having voting power, registered in his name on the books of the corporation on the record date set by the Board as provided in Article VII, Section 6 hereof.

     SECTION 6. SPECIAL MEETINGS. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Certificate of Incorporation, may be called by the Board, the Chairman of the Board or the President. Such request shall state the purpose or purposes of the proposed meeting. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice of such special meeting.

     SECTION 7    NOTICE OF STOCKHOLDER BUSINESS AND NOMINATIONS.

                  (1) Nominations of persons for election to the Board and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders (a) pursuant to the corporation's notice of meeting, (b) by or at the direction of the Board or (c) by any stockholder of the corporation who was a stockholder of record at the time of giving of notice provided for in this Bylaw, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this Bylaw.

                  (2) For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (c) of paragraph (1) of this Bylaw, the stockholder must have given timely notice thereof in writing to the Secretary of the corporation and such other business must otherwise be a proper matter for stockholder action. To be timely, a stockholder's

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notice shall be delivered to the Secretary at the principal executive offices of the corporation not later than the close of business on the sixtieth (60th) day nor earlier than the close of business on the ninetieth (90th) day prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is more than thirty (30) days before or more than sixty (60) days after such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the ninetieth (90th) day prior to such annual meeting and not later than the close of business on the later of the sixtieth
(60th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the corporation. In no event shall the public announcement of an adjournment of an annual meeting commence a new time period for the giving of a stockholder's notice as described above. Such stockholder's notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or re-election as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case, pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and Rule 14A-11 thereunder (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (b) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the nomination or proposal is made and (c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on the corporation's books, and of such beneficial owner and (ii) the class and number of shares of the corporation which are owned beneficially and of record by such stockholder and such beneficial owner.

     SECTION 8. MAINTENANCE AND INSPECTION OF STOCKHOLDER LIST. The officer who has charge of the stock ledger of the corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

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     SECTION 9.   ACTION WITHOUT MEETING.  Unless otherwise provided in the
Certificate of Incorporation, any action required to be taken at any annual or special meeting of stockholders of the corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.


                                  ARTICLE III
                                   DIRECTORS

     SECTION 1. NUMBER AND ELECTION OF DIRECTORS. The number of directors (other than directors elected by one or more series of preferred stock) which shall constitute the whole Board shall be not less than one (1) nor more than nine (9), the exact number of directors to be determined from time to time solely by resolution adopted by the affirmative vote of a majority of the directors. The directors need not be stockholders. The directors shall be elected at the annual meeting of the stockholders, except as provided in
Section 2 of this Article III, and each director elected shall hold office until his successor is duly elected and qualified.

     SECTION 2. VACANCIES. Vacancies on the Board by reason of death, resignation, removal or otherwise, and newly created directorships resulting from any increase in the number of directors may be filled (other than directors elected by one or more series of preferred stock) solely by a majority of the directors then in office (although less than a quorum) or by a sole remaining director. Each director so chosen shall hold office until such director's successor shall have been duly elected and qualified or until such director's earlier death, resignation, disqualification or removal. If, at the time of filling any vacancy or any newly created directorship, the directors then in office shall constitute less than a majority of the whole Board (as constituted immediately prior to any such increase), the Delaware Court of Chancery may, upon application of any stockholder or stockholders having the right to vote for such directors, summarily order an election to be held to fill any such vacancies or newly created directorships, or to replace the directors chosen by the directors then in office.

     SECTION 3. POWERS. The property and business of the corporation shall be managed by or under the direction of its Board. In addition to the powers and authorities by these Bylaws expressly conferred upon them, the Board may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by


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these Bylaws directed or required to be exercised or done by the stockholders.

     SECTION 4. PLACE OF DIRECTORS' MEETINGS. The directors may hold their meetings and have one or more offices, and keep the books of the corporation outside of the State of Delaware.

     SECTION 5. REGULAR MEETINGS. Regular meetings of the Board may be held without notice at such time and place as shall from time to time be determined by the Board.

     SECTION 6. SPECIAL MEETINGS. Special meetings of the Board may be called by the Chairman of the Board or the President on forty-eight (48) hours notice to each director, either personally or by mail, telecopier, or other means of electronic transmission at the address of such director on the books and records of the corporation; special meetings shall also be called by the Chairman of the Board, the President or the Secretary in like manner and on like notice on the written request of two (2) directors.

     SECTION 7. QUORUM. At all meetings of the Board a majority of the then authorized number of directors shall be necessary and sufficient to constitute a quorum for the transaction of business, and the vote of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board, except as may be otherwise specifically provided by statute, by the Certificate of Incorporation or by these Bylaws. If a quorum shall not be present at any meeting of the Board, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

     SECTION 8. ACTION WITHOUT MEETING. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting, if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee, as the case may be.

     SECTION 9. TELEPHONIC MEETINGS. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, members of the Board, or any committee designated by the Board, may participate in a meeting of the Board, or any committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at such meeting.

     SECTION 10. COMMITTEES OF DIRECTORS. The Board may by resolution designate one (1) or more committees, each such committee to consist of one (1) or more directors of the corporation. The Board may designate one (1) or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the

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absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to the following matters: (1) approving or adopting, or recommending to the stockholders, any action or matter expressly required by the General Corporation Law of the State of Delaware, as amended, to be submitted to stockholders for approval or (2) adopting, amending or repealing any Bylaw of the corporation.

     SECTION 11. MINUTES OF COMMITTEE MEETINGS. Each committee shall keep regular minutes of its meetings and report the same to the Board when required.

     SECTION 12. COMPENSATION OF DIRECTORS. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, the Board shall have the authority to fix the compensation of directors. The directors may be paid their expenses, if any, of attendance at each meeting of the Board or a stated salary as director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.


                                      ARTICLE IV
                                       OFFICERS

     SECTION 1. OFFICERS. The officers of the corporation shall be chosen by the Board and shall include a Chairman of the Board, a President and a Secretary. The corporation may also have, at the discretion of the Board, such other officers as are desired, including a Vice Chairman of the Board, a Chief Executive Officer, a Chief Financial Officer, a Treasurer, one (1) or more Vice Presidents, one (1) or more Assistant Secretaries and Assistant Treasurers, and such other officers as may be appointed in accordance with the provisions of
Section 3 of this Article IV. In the event there are two (2) or more Vice Presidents, then one (1) or more may be designated as Executive Vice President, Senior Vice President, or other similar or dissimilar title. At the time of the election of officers, the directors may by resolution determine the order of their rank. Any number of offices may be held by the same person, unless the Certificate of Incorporation or these Bylaws otherwise provide.

     SECTION 2. ELECTION OF OFFICERS. The Board, at its first meeting after each annual meeting of stockholders, shall choose the officers of the corporation.

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     SECTION 3.     SUBORDINATE OFFICERS.  The Board may appoint such other
officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board.

     SECTION 4. COMPENSATION OF OFFICERS. The salaries of all officers and agents of the corporation shall be fixed by the Board.

     SECTION 5. TERM OF OFFICE; REMOVAL AND VACANCIES. The officers of the corporation shall hold office until their successors are chosen and qualify in their stead. Any officer elected or appointed by the Board may be removed at any time by the affirmative vote of a majority of the members of the Board. If the office of any officer or officers becomes vacant for any reason, the vacancy shall be filled by the Board.

     SECTION 6. CHAIRMAN OF THE BOARD. The Chairman of the Board shall preside at all meetings of the stockholders and the Board and exercise and perform such other powers and duties as may be from time to time assigned to him by the Board or prescribed by these Bylaws. Except when by law the signature of the President is required, the Chairman of the Board shall possesses the same power as the President to sign all certificates, contracts and other instruments of the Corporation in the ordinary course of business and/or which may be authorized by the Board. The Chairman of the Board shall direct, promote and build up the business of the Corporation and shall determine its business and financial policies and activities. In the absence or disability of the President, the Chairman of the Board shall, in addition, be the Chief Executive Officer of the corporation and shall have the powers and duties of the President prescribed in Section 7 of this Article IV. The Chairman of the Board shall be directly responsible to the Board. The Chairman of the Board may be identified as either "Chairman" or "Chairman of the Board."

     SECTION 7. PRESIDENT. Subject to such supervisory powers, if any, as may be given by the Board to the Chairman of the Board, the President shall be the Chief Executive Officer of the corporation and shall, subject to the control of the Board, have general supervision, direction and control of the business and officers of the corporation. In the absence or disability of the Chairman of the Board, he shall preside at all meetings of the stockholders and the Board. He shall have the general powers and duties of management usually vested in the office of President and Chief Executive Officer of corporations, and shall have such other powers and duties as may be prescribed by the Board or these Bylaws.

     SECTION 8. VICE PRESIDENTS. In the absence or disability of both the Chairman of the Board and the President, the Vice Presidents in order of their rank as fixed by the Board, or if not ranked, the Vice President designated by the Board, shall perform all the duties of the Chairman of the Board and the President, and when so acting shall have all the powers of and be subject to all the restrictions upon the Chairman of the Board and

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the President.  The Vice Presidents shall have such other duties as from time to time may be prescribed for them, respectively, by the Board.

     SECTION 9. SECRETARY. The Secretary shall attend all sessions of the Board and all meetings of the stockholders and record all votes and the minutes of all proceedings in a book to be kept for that purpose; and shall perform like duties for the standing committees when required by the Board. He shall give, or cause to be given, notice of all meetings of the stockholders and of the Board, and shall perform such other duties as may be prescribed by the Board or these Bylaws. He shall keep in safe custody the seal of the corporation, and when authorized by the Board, affix the same to any instrument requiring it, and when so affixed it shall be attested by his signature or by the signature of an Assistant Secretary. The Board may give general authority to any other officer to affix the seal of the corporation and to attest the affixing by his signature.

     SECTION 10. ASSISTANT SECRETARY. The Assistant Secretary, or if there be more than one (1), the Assistant Secretaries in the order determined by the Board, or if there be no such determination, the Assistant Secretary designated by the Board, shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board may from time to time prescribe.

     SECTION 11. TREASURER. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation, in such depositories as may be designated by the Board. He shall disburse the funds of the corporation as may be ordered by the Board, taking proper vouchers for such disbursements, and shall render to the Board, at its regular meetings, or when the Board so requires, an account of all his transactions as Treasurer and of the financial condition of the corporation. If required by the Board, he shall give the corporation a bond, in such sum and with such surety or sureties as shall be satisfactory to the Board, for the faithful performance of the duties of his office and for the restoration to the corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the corporation.

     SECTION 12. ASSISTANT TREASURER. The Assistant Treasurer, or if there shall be more than one (1), the Assistant Treasurers in the order determined by the Board, or if there be no such determination, the Assistant Treasurer designated by the Board, shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Board may from time to time prescribe.

                                      ARTICLE V
                 MANDATORY INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The corporation shall indemnify every person who was or is a party or is or was threatened to be made a party to any action, suit, or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer of the corporation or, while a director or officer of the corporation, is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including counsel fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding,
to the full extent permitted by applicable law.   The corporation shall be
required to indemnify a person in connection with a proceeding (or part thereof) initiated by such person only if the proceeding (or part thereof) was authorized by the Board. The indemnification provided for in these Bylaws shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under these Bylaws, or any agreement, vote of stockholders or otherwise.


                                      ARTICLE VI
                  PERMISSIVE INDEMNIFICATION OF EMPLOYEES AND AGENTS

     The corporation may, at its option, indemnify every person who was or is a party or is or was threatened to be made a party to any action, suit, or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was an employee or agent of the corporation or, while an employee or agent of the corporation, is or was serving at the request of the corporation as an employee or agent or trustee of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including counsel fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding, to no greater extent than is permitted by applicable law.


                                     ARTICLE VII
                                CERTIFICATES OF STOCK

     SECTION 1. CERTIFICATES. Every holder of stock of the corporation shall be entitled to have a certificate signed by, or in the name of the corporation by, the Chairman or Vice Chairman of the Board, or the President or a Vice President, and by the Secretary or an Assistant Secretary, or the Treasurer or an Assistant Treasurer of the corporation, certifying the number of shares represented by the certificate owned by such stockholder in the corporation.

     SECTION 2. SIGNATURES ON CERTIFICATES. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer, transfer agent, or registrar at the date of issue.

     SECTION 3. STATEMENT OF STOCK RIGHTS, PREFERENCES, PRIVILEGES. If the corporation shall be authorized to issue more than one (1) class of stock or more than one (1) series of any class, the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the corporation shall issue to represent such class or series of stock; provided that, except as otherwise provided in
Section 202 of the General Corporation Law of the State of Delaware, as amended, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the corporation shall issue to represent such class or series of stock, a statement that the corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

     SECTION 4. LOST CERTIFICATES. The Board may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as the Board shall require and/or to give the corporation a bond in such sum as the Board may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

     SECTION 5. TRANSFERS OF STOCK. Upon surrender to the corporation or the transfer agent of the corporation, of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

     SECTION 6. FIXED RECORD DATE. In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of the stockholders, or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board may fix a record date which shall not be more than sixty (60) nor less than ten
(10) days before the date of such meeting, nor more than sixty (60) days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

     SECTION 7. REGISTERED STOCKHOLDERS. The corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and accordingly shall not be bound to recognize any equitable or other claim or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise expressly provided by the laws of the State of Delaware.


                                     ARTICLE VIII
                                  GENERAL PROVISIONS

     SECTION 1. DIVIDENDS. Dividends upon the capital stock of the corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Certificate of Incorporation.

     SECTION 2. PAYMENT OF DIVIDENDS; DIRECTORS' DUTIES. Before payment of any dividend there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purposes as the directors shall think conducive to the interests of the corporation, and the directors may abolish any such reserve.

     SECTION 3. CHECKS. All checks or demands for money and notes of the corporation shall be signed by such officer or officers as the Board may from time to time designate.

     SECTION 4. FISCAL YEAR. The fiscal year of the corporation shall be fixed by resolution of the Board.

     SECTION 5. CORPORATE SEAL. The corporate seal shall have inscribed thereon the name of the corporation, the year of its organization and the words "Corporate Seal, Delaware." Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

     SECTION 6. MANNER OF GIVING NOTICE. Whenever, under the provisions of the Certificate of Incorporation, or of these Bylaws, or any rule, regulation or statutory provision applicable to the corporation, notice is required to be given to any director or stockholder, it shall not be construed to mean personal notice, but such notice may be given (unless otherwise provided) in writing, by mail, addressed to such director or stockholder, at his address as it appears on the records of the corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to directors may also be given by mail, telecopier, or other means of electronic transmission at the address of such director on the books and records of the corporation.

     SECTION 7. WAIVER OF NOTICE. Whenever any notice is required to be given under the provisions of the certificate of Incorporation or of these Bylaws, or any rule, regulation or statutory provision applicable to the corporation, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.


                                      ARTICLE IX
                                      AMENDMENTS

     These Bylaws may be altered, amended or repealed or new bylaws may be adopted by the stockholders or by the Board (when such power is conferred upon the Board by the Certificate of Incorporation) at any regular meeting of the stockholders or of the Board or at any special meeting of the stockholders or of the Board if notice of such alternation, amendment, repeal or adoption of new bylaws be contained in the notice of such special meeting. If the power to adopt, amend or repeal bylaws is conferred upon the Board by the Certificate of Incorporation, it shall not divest or limit the power of the stockholders to adopt, amend or repeal bylaws.




                                    *     *     *

                               CERTIFICATE OF SECRETARY

     I, the undersigned, do hereby certify:

     (1) That I am the duly elected and acting Secretary of StarTek, Inc., a Delaware corporation; and

     (2) That the foregoing Restated Bylaws constitute the bylaws of said corporation as fully adopted by the written consent of the sole director of said corporation as of January 27, 1997.

     IN WITNESS WHEREOF, I have hereunto subscribed my name this 27th day of January, 1997.



                                       /s/ DENNIS M. SWENSON
                                       ----------------------------------------
                                           Dennis M. Swenson,
                                           Secretary

                                  TABLE OF CONTENTS

                                                                         PAGE
                                                                         ----
ARTICLE I           OFFICES. . . . . . . . . . . . . . . . . . . . . . .   1
     Section 1.     Registered Offices.. . . . . . . . . . . . . . . . .   1
     Section 2.     Other Offices. . . . . . . . . . . . . . . . . . . .   1

ARTICLE II          MEETINGS OF STOCKHOLDERS . . . . . . . . . . . . . .   1
     Section 1.     Place of Meetings. . . . . . . . . . . . . . . . . .   1
     Section 2.     Annual Meeting of Stockholders.. . . . . . . . . . .   1
     Section 3.     Quorum; Adjourned Meetings and
                    Notice Thereof.. . . . . . . . . . . . . . . . . . .   1
     Section 4.     Voting.. . . . . . . . . . . . . . . . . . . . . . .   2
     Section 5.     Proxies. . . . . . . . . . . . . . . . . . . . . . .   2
     Section 6.     Special Meetings.. . . . . . . . . . . . . . . . . .   2
     Section 7.     Notice of Stockholder Business and
                    Nominations. . . . . . . . . . . . . . . . . . . . .   2
     Section 8.     Maintenance and Inspection of Stockholder
                     List. . . . . . . . . . . . . . . . . . . . . . . .   3

ARTICLE III         DIRECTORS. . . . . . . . . . . . . . . . . . . . . .   4
     Section 1.     Number and Election of Directors.. . . . . . . . . .   4
     Section 2.     Vacancies. . . . . . . . . . . . . . . . . . . . . .   4
     Section 3.     Powers.. . . . . . . . . . . . . . . . . . . . . . .   5
     Section 4.     Place of Directors' Meetings.. . . . . . . . . . . .   5
     Section 5.     Regular Meetings.. . . . . . . . . . . . . . . . . .   5
     Section 6.     Special Meetings.. . . . . . . . . . . . . . . . . .   5
     Section 7.     Quorum.. . . . . . . . . . . . . . . . . . . . . . .   5
     Section 8.     Action Without Meeting.. . . . . . . . . . . . . . .   5
     Section 9.     Telephonic Meetings. . . . . . . . . . . . . . . . .   6
     Section 10.    Committees of Directors. . . . . . . . . . . . . . .   6
     Section 11.    Minutes of Committee Meetings. . . . . . . . . . . .   6
     Section 12.    Compensation of Directors. . . . . . . . . . . . . .   6

ARTICLE IV          OFFICERS . . . . . . . . . . . . . . . . . . . . . .   7
     Section 1.     Officers.. . . . . . . . . . . . . . . . . . . . . .   7
     Section 2.     Election of Officers.. . . . . . . . . . . . . . . .   7
     Section 3.     Subordinate Officers.. . . . . . . . . . . . . . . .   7
     Section 4.     Compensation of Officers.. . . . . . . . . . . . . .   7
     Section 5.     Term of Office; Removal and Vacancies. . . . . . . .   7
     Section 6.     Chairman of the Board. . . . . . . . . . . . . . . .   7
     Section 7.     President. . . . . . . . . . . . . . . . . . . . . .   8
     Section 8.     Vice Presidents. . . . . . . . . . . . . . . . . . .   8
     Section 9.     Secretary. . . . . . . . . . . . . . . . . . . . . .   8
     Section 10.    Assistant Secretary. . . . . . . . . . . . . . . . .   8
     Section 11.    Treasurer. . . . . . . . . . . . . . . . . . . . . .   9
     Section 12.    Assistant Treasurer. . . . . . . . . . . . . . . . .   9

ARTICLE V           MANDATORY INDEMNIFICATION OF DIRECTORS
                    AND OFFICERS . . . . . . . . . . . . . . . . . . . .   9

                            Table of Contents
                                 Page 15

ARTICLE VI          PERMISSIVE INDEMNIFICATION OF EMPLOYEES
                    AND AGENTS . . . . . . . . . . . . . . . . . . . . .  10

ARTICLE VII         CERTIFICATES OF STOCK. . . . . . . . . . . . . . . .  10
     Section 1.     Certificates.. . . . . . . . . . . . . . . . . . . .  10
     Section 2.     Signatures on Certificates.. . . . . . . . . . . . .  10
     Section 3.     Statement of Stock Rights, Preferences,
                     Privileges. . . . . . . . . . . . . . . . . . . . .  10
     Section 4.     Lost Certificates. . . . . . . . . . . . . . . . . .  11
     Section 5.     Transfers of Stock.. . . . . . . . . . . . . . . . .  11
     Section 6.     Fixed Record Date. . . . . . . . . . . . . . . . . .  11
     Section 7.     Registered Stockholders. . . . . . . . . . . . . . .  11

ARTICLE VIII        GENERAL PROVISIONS . . . . . . . . . . . . . . . . .  12
     Section 1.     Dividends. . . . . . . . . . . . . . . . . . . . . .  12
     Section 2.     Payment of Dividends; Directors' Duties. . . . . . .  12
     Section 3.     Checks.. . . . . . . . . . . . . . . . . . . . . . .  12
     Section 4.     Fiscal Year. . . . . . . . . . . . . . . . . . . . .  12
     Section 5.     Corporate Seal.. . . . . . . . . . . . . . . . . . .  12
     Section 6.     Manner of Giving Notice. . . . . . . . . . . . . . .  12
     Section 7.     Waiver of Notice.. . . . . . . . . . . . . . . . . .  12

ARTICLE IX          AMENDMENTS . . . . . . . . . . . . . . . . . . . . .  13

                            Table of Contents
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